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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 15, 2003 relating to the financial statements and financial statement schedule, which appears in Hanover Compression Limited Partnership's Special Financial Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Houston, Texas
June 20, 2003